AGREEMENT AND PLAN OF MERGER

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INTRODUCTORY STATEMENT............................................................................................1

DEFINITIONS ......................................................................................................2

SECTION 1 - THE MERGER............................................................................................8

         1.1      Effective Time..................................................................................8

         1.2      Certificate of Merger...........................................................................8

         1.3      Effect of the Merger............................................................................9

         1.4      Certificate of Incorporation, By-Laws...........................................................9

         1.5      Officers........................................................................................9

SECTION 2 - MERGER CONSIDERATION.................................................................................10

         2.1      Conversion of Stock of Company.................................................................10

         2.2      Merger Consideration...........................................................................10

         2.3      Initial Consideration..........................................................................10

         2.4      Additional Consideration.......................................................................12

         2.5      Registration...................................................................................12

         2.6      Stock Certificates.............................................................................12

         2.7.     Shareholder Loans..............................................................................12

         2.8      Adjustment to Initial Stock Consideration......................................................13

SECTION 3 - CLOSING..............................................................................................13

         3.1      Cancellation...................................................................................13

         3.2      Delivery of Cash and Certificates..............................................................14
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                                        i
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         3.3      Supply Agreement...............................................................................15

         3.4      Circulation of Documents.......................................................................15

SECTION 4 - REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF THOMAS AND THE COMPANY..........................15

         4.1      Organization, Qualifications and Corporate Power...............................................15

         4.2      Authorization of Agreement.....................................................................16

         4.3      Capital Stock..................................................................................17

         4.4      Financial Statements...........................................................................17

         4.5      Absence of Changes.............................................................................18

         4.6      Legal Actions..................................................................................20

         4.7      Business Property Rights.......................................................................21

         4.8      Liabilities....................................................................................21

         4.9      Ownership of Assets and Leases.................................................................21

         4.10     Taxes..........................................................................................24

         4.11     Contracts, Other Agreements....................................................................26

         4.12     Governmental Approvals.........................................................................26

         4.13     Lack of Defaults; Compliance with Law..........................................................26

         4.14     Employees and Employee Benefit Plans...........................................................27

         4.15     Insurance; Bonds...............................................................................28

         4.16     Labor and Employment Matters...................................................................28

         4.17     Brokers and Finders............................................................................29

         4.18     Accounts Receivable............................................................................29

         4.19     Conflicts of Interests.........................................................................29
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                                        ii
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         4.20     Environmental Compliance.......................................................................30

         4.21     Ownership of the Stock.........................................................................30

         4.22     [Intentionally omitted.].......................................................................31

         4.23     Approval of Merger; Related Matters............................................................31

         4.24     Withholding....................................................................................31

SECTION 5 - REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF PARENT AND SUBSIDIARY...........................31

         5.1      Organization, Qualifications and Corporate Power...............................................32

         5.2      Authorization, etc.............................................................................32

         5.3      Absence of Changes.............................................................................33

         5.4      Governmental Approvals.........................................................................35

         5.5      Brokers Fees...................................................................................35

         5.6      Authorized Shares of Stock.....................................................................35

         5.7      Survival of Company............................................................................35

         5.8      No Section 338 Election........................................................................35

         5.9      Taxes..........................................................................................36

         5.10     Employees and Employee Benefit Plans...........................................................37

         5.11     Releasing Thomas From Personal Guaranties......................................................37

SECTION 6 - CONDITIONS TO CLOSING FOR PARENT.....................................................................38

         6.1      Performance of Agreements......................................................................38

         6.2      Lack of Material Liabilities...................................................................38

         6.3      Financial Statements...........................................................................38

         6.4      [Intentionally omitted]........................................................................39
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                                        iii
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         6.5      [Intentionally omitted]........................................................................39

         6.6      Employment Agreements..........................................................................39

         6.7      Opinion of Counsel.............................................................................39

         6.8      Compliance Certificate.........................................................................39

         6.9      [Intentionally omitted.].......................................................................39

         6.10     [Intentionally omitted]........................................................................39

         6.11     [Intentionally omitted]........................................................................39

         6.12     Release from Thomas; Payment of Amounts Owed by Thomas.........................................39

         6.13     Corporate Documents............................................................................40

         6.14     Corporate Filings..............................................................................40

         6.15     Trustee of Plans...............................................................................40

         6.16     Assignment and Assumption of Real Property Leases..............................................41

         6.17     Assignment and Assumption of Equipment Leases..................................................41

         6.18     Supply Agreement...............................................................................41

         6.19     Registration Rights Agreement..................................................................41

         6.20     Cancellation of David Agreement................................................................42

SECTION 7         CONDITIONS TO CLOSING FOR THE COMPANY AND THOMAS...............................................42

         7.1      Performance of Agreements......................................................................42

         7.2      Lack of Material Liabilities...................................................................42

         7.3      Employment Agreements..........................................................................42

         7.4      Opinion of Counsel.............................................................................42

         7.5      Compliance Certificate.........................................................................43

         7.6      Employee Stock Options.........................................................................43
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                                        vi
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         7.7      Corporate Documents............................................................................43

         7.8      Corporate Filings..............................................................................44

         7.9      Assignment and Assumption of Real Property Leases..............................................44

         7.10     Assignment and Assumption of Equipment Leases..................................................44

         7.11     Supply Agreement...............................................................................44

         7.12     Registration Rights Agreement..................................................................44

SECTION 8 - RESTRICTIVE COVENANTS................................................................................44

         8.1      Covenant Not to Compete........................................................................45

         8.2      Confidentiality................................................................................45

         8.3      Non-Solicitation...............................................................................46

         8.4      Acknowledgment by Thomas.......................................................................47

         8.5      Reformation by Court...........................................................................47

         8.6      Extension of Time..............................................................................48

         8.7      Injunction.....................................................................................48

         8.8      Survival.......................................................................................48

SECTION 9 - INDEMNIFICATION BY THOMAS............................................................................48

         9.1      Indemnification by Thomas......................................................................49

         9.2      No Circular Recovery...........................................................................52

         9.3      Thomas's Indemnification Threshold Cap.........................................................53

SECTION 10        INDEMNIFICATION BY PARENT......................................................................54

         10.1     Indemnification by Parent......................................................................54

         10.2     Broker Fee.....................................................................................54

         10.3     Costs and Expenses.............................................................................54
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                                       v
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         10.4     Termination of Parent's Obligations............................................................55

         10.5     Parent's Indemnification Threshold; Cap........................................................55

         10.6     Indemnification for Personal Guaranties by Thomas..............................................55

SECTION 11 - DEFAULT.............................................................................................56

         [Intentionally omitted].................................................................................56

SECTION 12 - MISCELLANEOUS.......................................................................................56

         12.1     Costs..........................................................................................56

         12.2     Attorneys Fees.................................................................................56

         12.3     Relationships to Other Agreements..............................................................56

         12.4     Titles and Captions............................................................................56

         12.5     Exhibits.......................................................................................56

         12.6     Applicable Law.................................................................................57

         12.7     Binding Effect and Assignment..................................................................57

         12.8     Notices........................................................................................57

         12.9     Severability...................................................................................58

         12.10    Acceptance or Approval.........................................................................58

         12.11    Survival.......................................................................................58

         12.12    Entire Agreement...............................................................................59

         12.13    Counterparts...................................................................................59

         12.14    Securities Matters.............................................................................59

         12.15    Preparation and Filing of SEC Documents........................................................60

         12.16    Further Assurances.............................................................................60
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                                      vi

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, made as of this 31st day of August, 2004, by and between KEVIN J. THOMAS ("Thomas"), VITARICH LABORATORIES, INC., a Florida corporation (the "Company"), ARGAN, INC., a Delaware corporation ("Parent"), and AGAX/VLI ACQUISITION CORPORATION ("Subsidiary"), a Delaware corporation and a 100% subsidiary of Parent.

                             INTRODUCTORY STATEMENT

      A. Thomas collectively owns one hundred (100) shares of capital stock of the Company, which shares constitute all of the issued and outstanding capital stock (the "Stock") of the Company.

      B. The Company is in the business of formulating, packaging and distributing whole food dietary, herbal and nutritional supplements and related products, which are marketed globally to retail, wholesale and private label customers, including network marketing companies, health food stores, mass merchandisers, drug stores, food stores, and Internet and mail-order companies.

      C. Parent has agreed with Thomas for Parent to acquire the Company by means of a merger of the Company with and into Subsidiary, upon the terms and subject to the conditions set forth herein.

      D. In furtherance of such acquisition, the Boards of Directors of Parent, Subsidiary and the Company have each approved the plan of merger to merge the Company with and into Subsidiary (the "Merger") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Florida General Corporation Law ("FGCL"), and upon the terms and subject to the conditions set forth here in.

      E. Pursuant to the Merger, the record holders of each outstanding share of the Company's common stock shall be entitled to receive the Merger Consideration (as defined in Section 2) so that upon receipt of the Merger Consideration, such share of the Stock shall be cancelled, all upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do agree as follows:

                                   DEFINITIONS

      The following terms when used in this AGREEMENT AND PLAN OF MERGER shall have the following meanings:

      "Accounts Receivable" means accounts receivable, notes due from all sources of the Company, and credits for returned or damaged merchandise.

      "Act" shall mean the Securities Act of 1933, as the same has been and shall be amended from time to time.

      "Additional Capital Subscription Price" shall have the meaning set forth in Section 2.8 hereof.

      "Additional  Cash  Consideration"  shall  have the  meaning  set  forth in
Section 2.4 hereof.

      "Additional Consideration" shall have the meaning set forth in Section 2.4 hereof.

      "Additional Consideration Payment Date" shall have the meaning set forth in Section 2.4 hereof.

      "Additional  Stock  Consideration"  shall  have the  meaning  set forth in
Section 2.4 hereof.

      "Adjusted EBITDA of the Company" means earnings of the Company for the designated period determined in accordance with GAAP, adjusted by (i) adding back all deductions taken in determining such number, if any, for (A) interest expense, (B) income taxes, (C) depreciation, (D) amortization, (E) total compensation payable to Thomas, and (F) certain non-recurring expenses that are presented by the Company and approved by Parent, as confirmed by audited financials statements, and by (ii) subtracting the annual base salary agreed to by Thomas for the three year term of the Thomas Employment Agreement (as defined below).

      "Adverse Consequences" means all material actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, net of all tax savings and insurance proceeds actually received by an Indemnitee with respect to any of the foregoing.

      "Agreement" means this AGREEMENT AND PLAN OF MERGER.

      "Ancillary Facilities" and "Ancillary Facilities Leases" shall have the meanings set forth in Section 4.9 hereof.

      "Argan" shall mean Parent, Argan, Inc., a Delaware corporation, with its principal offices located at One Church Street, Suite 302, Rockville, Maryland 20850, and its successors and assigns.

      "Argan January 2005 Audit" shall mean the audited financial statements of Argan for the twelve (12) month period ending January 31, 2005, prepared in accordance with GAAP by the accounting firm of Ernst & Young, or such other accounting firm designated by Parent.

      "Argan Stock" shall mean the authorized capital stock of Argan.

      "Certificate of Merger" has the meaning set forth in Section 1.2 below.

      "Closing" means the transfer of the Stock to Subsidiary and the payment of the Initial Consideration to Thomas pursuant to this Agreement.

      "Closing Balance Sheet" shall mean the audited balance sheet and profit and loss statement of the Company for the period ending as of the Closing Date, presented on an accrual basis for a C corporation, prepared in accordance with GAAP by the Company's Regular CPA, and accepted by the accounting firm of Ernst & Young.

      "Closing Date" means the date of Closing, established under Section 3 of this Agreement.

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Company" means Vitarich Laboratories, Inc., and all of its subsidiaries (unless the context clearly indicates otherwise), for all references prior to the Merger, and the Subsidiary, which will conduct the business of Vitarich Laboratories, Inc., after the Merger.

      "Company's Regular CPA" means the accounting firm of Davidson & Nick, Certified Public Accountants, the Company's regular independent certified public accountant

      "DGCL" has the meaning set forth in the introductory statement.

      "December 2003 Audit" shall mean the audited financial statements of the Company for the twelve (12) month period ending December 31, 2003, presented on an accrual basis for a C corporation, prepared in accordance with GAAP by the Company's Regular CPA, and acceptable to the accounting firm of Ernst & Young.

      "Environmental, Health, and Safety Laws" means the United States Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, and judicial decisions thereunder of federal, state, local, and foreign governments and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

      "Equipment Lease  Assignments" shall have the meaning set forth in Section
6.17 hereof.

      "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

      "FGCL" has the meaning set forth in the introductory statement above.

      "Filing Date" shall have the meaning set forth in Section 1.2 hereof.

      "Financial  Statements"  means  collectively  (i) the December 2003 Audit,
(ii) the audited consolidated financial statements of the Company for the Company's fiscal year ending December 31, 2002, (iii) the internally generated consolidated financial statements of the Company for the three (3) month period ending as of March 31, 2004 and the six (6) month period ending as of June 30, 2004, including appropriate adjustments of balance sheet reserves for accounts receivable and tax accruals, and to properly value inventory, to appropriate operating levels, as reviewed by the Company's Regular CPA, and accepted by the accounting firm of Ernst & Young, or such other accounting firm designated by Parent, and (iv) the Closing Balance Sheet, including in all cases the notes thereto, prepared by the Company's Regular CPA, and accepted by the accounting firm of Ernst & Young, or such other accounting firm designated by Parent. The Financial Statements shall be prepared in accordance with GAAP and shall be presented on an accrual basis for a C corporation.

      "February 28, 2005 Financial Statements" shall mean the consolidated financial statements of the Company for the twelve (12) month period ending February 28, 2005, prepared no later than May 1, 2005 in accordance with GAAP by the Company's Regular CPA and accepted by the accounting firm of Ernst & Young, or other accounting firm designated by Parent, and presented on an accrual basis for a C corporation, which financial statements shall be audited (the cost of which shall be borne one-half by Thomas and one-half by Parent) unless Thomas and Parent otherwise agree.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Guaranteed  Equipment Leases" shall have the meaning set forth in Section
5.11 hereof.

      "Hazardous Materials" shall include, without limitation, any pollutants or other toxic or hazardous substances or any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed), oil or petroleum flammable materials, explosives, radioactive materials, hazardous waste, hazardous or toxic substances, or related materials, asbestos requiring treatment as a matter of law, or any other substance or materials defined as hazardous or harmful, or requiring special treatment or special handling by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Occupational
Safety and Health Act of 1970 and the regulations adopted and publications promulgated pursuant thereto.

      "Initial Consideration" shall have the meaning set forth in Section 2.3 hereof.

      "Initial Cash Consideration" shall have the meaning set forth in Section 2.3(a) hereof.

      "Initial Stock Consideration" shall have the meaning set forth in Section 2.3(a) hereof.

      "Main Facility" and "Main Facility Lease" shall have the meanings set forth in Section 4.9(b) hereof.

      "Main  Facility  Lease  Assignment"  shall have the  meaning  set forth in
Section 6.16 hereof.

      "Manley  Stock  Purchase  Agreement"  shall have the  meaning set forth in
Section 4.5(h).

      "Merger" means the merger of the Company into Subsidiary.

      "Merger  Consideration"  means the  aggregate  consideration  set forth in
Section 2 hereof.

      "Net Worth" shall mean the total assets of the Company, reduced by any value placed on the intangible assets of the Company, including, but not limited to, goodwill, less the total liabilities of the Company as those terms are shown on the Closing Balance Sheet.

      "Parent's  Indemnification  Threshold" shall have the meaning set forth in
Section 10.5.

      "Restrictive Period" shall have the meaning set forth in Section 8.1.

      "SEC" shall have the meaning set forth in Section 2.5.

      "Stock" shall mean all of the authorized issued and outstanding capital stock of the Company, including all warrants, options, convertible securities or rights (contingent or otherwise) to purchase or acquire stock of the Company.

      "Surviving Corporation" has the meaning set forth in Section 1.1 below.

      "Subsidiary" has the meaning set forth in the preface above.

      "Supply Agreement" shall have the meaning set forth in Section 3.3 hereof. "Thomas" shall mean Kevin J. Thomas, a stockholder, officer and director of the Company and a signatory to this Agreement.

      "Thomas Employment Agreement" shall mean the employment agreement to be entered into by Thomas and the Company pursuant to Section 6.6 below.

      "Thomas's  Indemnification  Threshold" shall have the meaning set forth in
Section 9.3.

                                    SECTION 1

                                   THE MERGER

      1.1 Effective Time. On the Closing Date (as defined in Section 3), and subject to and upon the fulfillment or waiver of the terms and conditions of this Agreement, the DGCL and the FGCL, Parent shall acquire the Company by means of the Company being merged with and into Subsidiary, whereby the separate corporate existence of the Company shall cease, and Subsidiary shall continue as the surviving corporation. Subsidiary as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 Certificate of Merger. On the Closing Date, assuming satisfaction or waiver of the conditions set forth in Section 6, the parties hereto shall cause the Merger to be consummated by filing Certificates of Merger as contemplated by the DGCL and the FGCL (the "Certificates of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, respectively, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the FGCL. The date of filing of the respective Certificates of Merger shall be deemed the "Filing Date."

      1.3 Effect of the Merger. Upon the consummation of the Merger, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the DGCL and the FGCL. Without limiting the generality of the foregoing, and subject thereto, upon the consummation of the Merger all the property, rights, privileges, powers and franchises of the Company and Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                   1.4 Certificate of Incorporation, By-Laws.

            (i) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Closing Date, upon the consummation of the Merger, the Certificate of Incorporation of Subsidiary, as in effect immediately prior to the consummation of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

            (ii) By-Laws. Unless otherwise determined by Parent prior to the consummation of the Merger, the By-Laws of Subsidiary, as in effect immediately prior to the Closing Date, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

      1.5 Officers. The officers of the Surviving Corporation shall be:

 Rainer Bosselmann         Chairman of the Board

 Kevin J. Thomas           Senior Operating Executive

 Gerry David               President

 Craig Woldinger           Executive Vice President

 Haywood Miller            Vice President and Secretary

 Arthur Trudel             Vice President, Treasurer and Chief Financial
                           Officer, and

 Steve Ashkinos            Vice President--Finance,

in each case until their respective successors are duly elected or appointed and qualified.

                                    SECTION 2

                              MERGER CONSIDERATION

      2.1 Conversion of Stock of Company. As of the Filing Date, each share of Stock issued and outstanding as of the Closing Date, shall by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive an amount per share in Argan Stock and in cash, without interest, determined in accordance with the following provisions of this
Section 2.

      2.2 Merger Consideration. The total merger consideration to be paid by Parent to Thomas (the "Merger Consideration") shall be an amount equal to the sum of the Initial Consideration, determined and paid in accordance with Section 2.3, and the Additional Consideration, determined and paid in accordance with
Section 2.4; and each share of Stock shall be entitled to receive a sum equal to the Merger Consideration divided by the total number of shares of the Stock.

      2.3 Initial Consideration.

      (a) The Initial Consideration shall be an amount equal to $12,443,750, which shall be paid at Closing (i) $6,050,000 in cash, wire transfer or certified funds (the "Initial Cash Consideration"); and (ii) through the issuance of 825,000 shares of Argan Stock (the "Initial Stock Consideration"), subject to adjustment in accordance with Section 2.3(b). The parties acknowledge and agree that the closing price of Argan Stock on August 30, 2004 was $6.00 per share. Notwithstanding that fact, for purposes of this Section 2.3(a), the value of each share of Argan Stock shall be Seven and 75/100 Dollars ($7.75), subject to adjustment as set forth in Section 2.8 below.

      (b) Notwithstanding anything to the contrary contained in Section 2.3(a), in the event the Net Worth of the Company as of the Closing Date, as set forth on the Closing Balance Sheet, is less than $1,200,000, then such deficiency shall reduce, dollar for dollar, the Initial Consideration paid to Stockholders pursuant to Section 2.3(a) hereof, which reduction, if any, shall be allocated proportionately to the Initial Cash Consideration and the Initial Stock Consideration. To enable all parties to determine the Net Worth of the Company as of the Closing Date, Thomas shall cause a preliminary unaudited version of the Closing Balance Sheet to be delivered to Parent within ten (10) business days of Closing and the Closing Balance Sheet to be delivered to Parent within sixty (60) calendar days of Closing. Upon the determination of the adjustment to the Initial Consideration pursuant to this Section 2.3(b), the amount by which the Initial Consideration has been reduced, if any, shall be repaid by Thomas to Parent in proportionate amounts of cash and Argan Stock, with the value of the Argan Stock as set forth in Section 2.3(a) within ten (10) days of Parent's written notice to Thomas of such determination. In addition, Parent shall have the right to charge any such unpaid amounts against the Additional Consideration otherwise payable to Thomas pursuant to Section 2.4 in equal amounts of cash and Argan Stock, with the value of the Argan Stock as set forth in Section 2.3(a).

      2.4 Additional Consideration. In addition to the Initial Consideration, Thomas shall have the right to receive additional consideration (the "Additional Consideration") equal to (a) 5.5 times the Adjusted EBITDA of the Company based on the February 28, 2005 Financial Statements, (b) less the Initial Consideration (provided, however, that in no event shall the Additional Consideration be less than zero or require repayment by Thomas to Parent of any portion of the Initial Consideration), which Additional Consideration, if any, shall be paid by Parent on or before the date that is thirty (30) days following the completion of (i) the Argan January 2005 Audit, and (ii) the February 28, 2005 Financial Statements (the "Additional Consideration Payment Date"), such amount to be paid fifty percent (50%) in cash, wire transfer or certified funds (the "Additional Cash Consideration"), and fifty percent (50%) through issuance of Argan Stock (the "Additional Stock Consideration"). For purposes of determining the number of shares of Argan Stock to be issued to Thomas pursuant to this Section 2.4, the value of each share of Argan Stock shall be Seven and 75/100 Dollars ($7.75).

      2.5 Registration. Parent and Thomas shall enter into a registration rights agreement in substantially similar form as attached hereto as Exhibit 2.5, with respect to (i) Argan Stock issued as a part of the Initial Consideration, and
(ii) Argan Stock issued as a part of the Additional Consideration (the "Registration Rights Agreement").

      2.6 Stock Certificates. Stock certificates issued as part of the Initial Stock Consideration or as part of the Additional Stock Consideration shall be accompanied by any documents necessary to permit the transfer agent to transfer shares of Argan Stock as directed by the selling Stockholder.

      2.7. Shareholder Loans. Parent shall pay to Thomas in cash at Closing, in full satisfaction of all loans made by Thomas to the Company, the then full outstanding balance of all such loans, which amount shall be not greater than $507,514 as of the Closing Date. Such loans are evidenced by a promissory note, a full and complete copy of which is attached hereto as a part of Schedule 4.19(a).

      2.8 Adjustment to Initial Stock Consideration. Notwithstanding anything to the contrary contained in Section 2.3(a), in the event that, between the Closing Date and the Additional Cash Consideration Payment Date, Parent raises additional capital by issuance of Argan Stock pursuant to a public or private offering for a price less than Seven and 75/100 Dollars ($7.75) per share (the "Additional Capital Subscription Price"), then the number of shares of Argan Stock issued to Thomas as the Initial Stock Consideration pursuant to the
Section 2.3(a) above shall be adjusted to the number of shares of Argan Stock that would have been issued at Closing had the value of each share of Argan Stock been the Additional Capital Subscription Price, and Parent shall issue to Thomas on the Additional Consideration Payment Date the number of additional shares of Argan Stock that would have been issued as a part of the Initial Stock Consideration at Closing had the value of Argan Stock been the Additional Capital Subscription Price.

                                    SECTION 3

                                     CLOSING

      The Closing of the Merger shall occur at the offices of Parent, One Church Street, Suite 302, Rockville, Maryland 20850, at 2:00 p.m. on the 31st day of August, 2004, or at such other time, date and place as Parent and Stockholders may agree (the "Closing Date"). At the Closing:

      3.1 Cancellation.

            (a) Upon filing of the Certificates of Merger, each share of the Stock shall be canceled and shall thereafter evidence only the right to receive a pro rata share of the Merger Consideration.

            (b) Upon filing of the Certificates of Merger, each share of the Stock held in the treasury of the Company and each share of Stock owned directly or indirectly by any wholly owned subsidiary of the Company immediately prior to the consummation of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

      3.2 Delivery of Cash and Certificates.

            (a) Exchange Procedures. As of the Filing Date, upon surrender of the certificates representing shares of the Stock (the "Certificates") for cancellation to Parent together with such other customary documents as may be required to transfer the Stock, subject to the provisions of Section 2.3 above, the holders of such Certificates shall be entitled to receive in exchange therefor their pro rata share of the Merger Consideration, and the Certificates so surrendered shall forthwith be canceled. Each outstanding Certificate that, prior to the Closing Date, represented shares of the Stock will be deemed from and after the Closing Date, for all corporate purposes, to evidence the right to receive a pro rata share of the Merger Consideration into which such shares of the Stock shall have been so converted.

            (b) No Liability. Neither Parent, Subsidiary, nor the Company shall be liable to any holder of the Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      3.3 Supply Agreement. In addition, at the Closing, Subsidiary shall enter into a product supply agreement with Vitarich Farms, Inc., a Florida corporation ("Vitarich Farms"), which harvests and processes powdered vegetable grains, such supply agreement to contain mutually agreeable terms and conditions (the "Supply Agreement").

      3.4 Circulation of Documents. Notwithstanding anything to the contrary herein contained, the parties anticipate that they will conduct the Closing by circulation of faxed copies of executed documents with hard copies to follow.

                                    SECTION 4

                     REPRESENTATIONS, WARRANTIES AND CERTAIN

                       COVENANTS OF THOMAS AND THE COMPANY

      As a material inducement to induce Parent and Subsidiary to consummate the Merger under this Agreement, Thomas and Company represent and warrant that each of the matters set forth in this Section 4 are true and correct as of the date hereof (or, in the case of Financial Statements and the February 28, 2005 Financial Statements to be provided hereafter in accordance with the following provisions of this Section 4 below, will be true and correct as of the date said Financial Statements and the February 28, 2005 Financial Statements are provided), and acknowledge that Parent and Subsidiary's entry into this Agreement and the performance of their obligations hereunder are made in reliance upon the completeness and accuracy of each of the matters set forth herein. The representations and warranties being made by Thomas shall survive as set forth in Section 12.11, herein.

      4.1 Organization, Qualifications and Corporate Power.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified as a foreign corporation in each other jurisdiction in which qualification is required. The Company has the corporate power and authority to own and hold its properties and to conduct its businesses as currently conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement and all other agreements and instruments related hereto or contemplated hereby to which the Company is a signatory.

            (b) The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture, limited liability company, or other non-corporate business enterprise.

            (c) The Company is a C corporation pursuant to applicable provisions of the Code.

      4.2 Authorization of Agreement. The execution, delivery and performance by the Company of this Agreement and any other instruments or documents required to be executed and delivered hereby, have been duly authorized by all requisite corporate action and will not (a) violate any applicable provision of law, any order, writ, injunction, decree, judgment, or ruling of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or violate any provision of any indenture, agreement, insurance policy, bond or other instrument by which the Company, or any of its properties or assets is bound or affected, (b) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, insurance policy, bond, agreement or other instrument, (c) result in being declared void, voidable or without further binding effect any license, governmental permit or certification, employee plan, note, bond, mortgage, indenture, deed of trust, franchise, lease, contract, agreement, or other instrument or commitment or obligation to which Company is a party, or by which Company, or any of its assets, may be bound, subject or affected, or (d) except as otherwise provided in this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever not arising in the ordinary course of business upon any of the properties or assets of the Company.

            4.3 Capital Stock. The authorized capital stock of the Company and the holders of the issued and outstanding shares of such capital stock are set forth in Schedule 4.3 hereto. There is no (i) subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of any class of capital stock of the Company, which is authorized or outstanding, (ii) the Company has no commitments to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidence of indebtedness or assets, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) the Company has no obligation or commitment to register under the Act any securities issued or to be issued by it. All of the issued and outstanding shares of the capital stock of the Company have been validly issued in compliance with all federal and state securities laws and are fully paid and non-assessable.

            4.4 Financial Statements. The Company has delivered the Financial Statements to Parent, or will timely deliver the Financial Statements and the February 28, 2005 Financial Statements to Parent in accordance with the terms of this Agreement. The Financial Statements and the February 28, 2005 Financial Statements are, or will be, as the case may be, complete and correct, and do or will fairly present in all material respects the consolidated financial position of the Company as of such respective dates, and the results of operations for the respective periods then ended. Except as or as will be set forth in such Financial Statements and the February 28, 2005 Financial Statements, or as incurred in the ordinary course of business, to the knowledge of Thomas and the Company, the Company has or will have, as the case may be, no material obligation or liability, absolute, accrued or contingent, including without limitation any liability which might result from an audit of its tax returns by any appropriate authority.

      4.5 Absence of Changes. Except as listed in Schedule 4.5 and since the time period covered by the Financial Statements, the Company has not:

            (a) Transferred, assigned, conveyed or liquidated any of its assets or entered into any transaction or incurred any liability or obligation which affects the assets or the conduct of its business, other than in the ordinary course of business;

            (b) Incurred any change that is materially adverse to the business, operations, or financial condition of the Company, taken as a whole, or become aware of any event which may result in any such material adverse change;

            (c) Suffered any material destruction, damage or loss relating to its assets or the conduct of its business whether or not covered by insurance;

            (d) Suffered, permitted or incurred other than in the ordinary course of business the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) whether or not contingent in nature, or claim upon any of its assets, except for any current year lien with respect to personal or real property taxes not yet due and payable:

            (e) Committed, suffered, permitted or incurred any default in any liability or obligation of the Company;

            (f) Made or agreed to any change in the terms of any contract or instrument to which it is a party;

            (g) Knowingly waived, canceled, sold or otherwise disposed of, other than in the ordinary course of business, for less than the face amount thereof, any claim or right relating to its assets or the conduct of its business, which it has against others;

            (h) Declared, promised or made any distribution from its assets or other payment from the assets to its shareholders (other than reasonable compensation for services actually rendered) or issued any additional shares or rights, options or calls with respect to its shares of capital stock, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure, other than the purchase of the shares of stock in the Company previously owned by John Kent Manley, Jr., pursuant to that certain Stock Purchase Agreement dated August 26, 2004, a full and complete copy of which without exhibits, is attached hereto as a part of Schedule 4.5 (the "Manley Stock Purchase Agreement");

            (i) Paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid or agreed to pay any bonus or salary increase to its executive officers or directors, or made any increase in the pension, retirement or other benefits of its directors or executive officers other than in the ordinary course of business;

            (j) Committed, suffered, permitted, incurred or entered into any transaction or event other than in the normal course of business which would increase its liability for any prior taxable year;

            (k) Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business; or

            (l) Received any notices of, or has reason to believe, that any of its customers or clients have taken or contemplate any steps which could disrupt its business relationship with said customer or client or could result in the diminution in the value of the business of the Company as a going concern.

      4.6 Legal Actions. Except as listed on Schedule 4.6, there is no action, suit, investigation, or proceeding:

            (a) pending against or affecting (i) the Company, (ii) Thomas, which would have a material adverse effect on Thomas' ability to perform or satisfy his obligations under this Agreement and under any of the documents executed contemporaneously herewith (including without limitation the Thomas Employment Agreement), (iii) any of the Company's properties or rights, or, (iv) to the knowledge of the Company or Thomas, any of the customers of the Company involved in the distribution of the Company's products to end-users, before any court or by or before any governmental body or arbitration board or tribunal;

            (b) to the  knowledge of the Company or Thomas,  threatened  against
(i) the Company, (ii) Thomas, which would have a material adverse effect on Thomas' ability to perform or satisfy his obligations under this Agreement and under any of the documents executed contemporaneously herewith (including without limitation the Thomas Employment Agreement), (iii) any of the Company's properties or rights, or (iv) any of the customers of the Company involved in the distribution of the Company's products to end-users, before any court or by or before any governmental body or arbitration board or tribunal; and

            (c) to the knowledge of the Company or Thomas, no basis exists for any such action, suit, investigation or proceeding, which will result in any material liability or affirmative or negative injunction being imposed on the Company or Thomas. The foregoing includes, without limiting its generality, actions pending or, to the knowledge of the Company or Thomas, threatened (or any basis therefor known to the Company or Thomas) involving the prior employment of any employees or prospective employees of the Company, or the Company's use, in connection with its businesses, of any information or techniques which might be alleged to be proprietary to former employer(s) of any employees or prospective employees of the Company.

      4.7 Business Property Rights. To the best of the Company's or Thomas's knowledge, no person or entity has made or threatened to make (or has any valid reason to threaten) any claims that the operation of the businesses of the Company is in violation of or infringe upon any technology, patents, copyrights, trademarks, trade names, service marks (and any application for any of the foregoing), licenses, proprietary information, know-how, or trade secrets ("Business Property Rights") of a non-affiliated third party. To the best of the Company's or Thomas's knowledge, no third party is infringing upon or violating any of the Company's Business Property Rights and the Company has the exclusive right to use the same. To the best of the Company's or Thomas's knowledge, none of the employees, directors, or stockholders of the Company has any valid claim whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Company's Business Property Rights.

      4.8 Liabilities. Except as disclosed or to be disclosed in the Financial Statements and the February 28, 2005 Financial Statements, to the knowledge of Thomas and the Company, (a) the Company is not or will not be, as the case may be, in default with respect to any liabilities or obligations and (b) all such liabilities or obligations shown and reflected in the Financial Statements and the February 28, 2005 Financial Statements have been, or will be, as the case may be, paid or discharged as they become due.

      4.9 Ownership of Assets and Leases.

            (a) Attached hereto as Schedule 4.9(a) is a complete and correct list and brief description, as of the date of this Agreement, of all real property and material items of personal property owned by the Company and all of the leases and other agreements relating to any real, personal or intangible property owned, used, licensed or leased by the Company. The Company has good and marketable title to all of its assets, including those listed on Schedule 4.9(a), and any income or revenue generated therefrom, in each case free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances, except (i) as disclosed and reserved against in the Financial Statements and the February 28, 2005 Financial Statements (to the extent and in the amounts so disclosed and reserved against), (ii) for liens arising from current taxes not yet due and payable, and (iii) as separately and specifically set forth on Schedule 4.9(a). Each of the leases and agreements of the Company is in full force and effect and constitutes a legal, valid and binding obligation of the Company and the other respective parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. There is not under any of such leases or agreements existing any default of the Company or, to the best of the Company's or Thomas's knowledge, of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). The Company has not received any notice of violation of any applicable regulation, ordinance or other law with respect to its operations or assets and, to the best of the Company's or Thomas's knowledge, there is not any such violation or grounds therefor which could materially adversely affect its assets or the conduct of its business. The Company is not a party to any contract or obligation whereby an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets has been granted to anyone. There does not exist and will not exist by virtue of the transactions contemplated by this Agreement any claim or right of third persons which may be legally asserted against any material asset of the Company.

            (b) The Company's main facility, located at 4365 Arnold Avenue, Naples, Florida (the "Main Facility"), is leased by the Company pursuant to that certain Lease Agreement dated April 25, 2000, as amended by First Amendment to Lease Agreement dated August 2003, by and between Naples Hawaii, LLC (successor in interest to Ogden Manor Partnership, Ltd.), as landlord, and the Company, as tenant, a true, correct and complete copy of which lease, and all amendments and modifications thereof, is attached hereto as a part of Schedule 4.9(b) (the "Main Facility Lease"). The Company also leases property located at (i) 4327 Arnold Avenue, Naples, Florida, pursuant to that certain Lease Agreement dated January 1, 2003, by and between Thomas, as landlord, and the Company, as tenant (the "4327 Lease"); (ii) 4265 Arnold Avenue, Naples, Florida, pursuant to that certain Lease dated August 28, 2003, by and between Russ Grant, as landlord, and the Company, as tenant (the "4344 Lease"); (iii) 4405 Arnold Avenue, Naples, Florida, pursuant to a verbal lease by and between Gulfside Construction and Equipment, Inc., as landlord, and the Company, as tenant, as evidenced by letters from the Company to Gulfside Construction and Equipment, Inc. dated
October 10, 2001, and from Gulfside Construction and Equipment, Inc. to the Company dated December 1, 2003 (the "4405 Lease"); and (iv) 4206 Arnold Avenue, Naples, Florida, pursuant to that certain Lease Agreement dated August 18, 2004, by and between Thomas, as landlord, and the Company, as tenant (the "4206 Lease," and, together with the 4327 Lease, the 4344 Lease and the 4405 Lease, the "Ancillary Facilities Leases"), true, correct and complete copies of which Ancillary Facilities Leases, and all amendments and modifications thereof, are attached hereto as a part of Schedule 4.9(b). Thomas hereby represents and warrants that the rent payable under the 4206 Lease is at or below local market rates.

            (c) To the knowledge of Thomas and the Company, the Main Facility and the properties covered by the Ancillary Facilities Leases (the "Ancillary Facilities"), and the use thereof, is in compliance with all applicable zoning laws, rules, regulations and ordinances in all material respects, and all structures thereon are in compliance with applicable building codes, rules and regulations in all material respects, except that, notwithstanding the above, no certificates of occupancy have been issued to the Company for the Main Facility or for any of the Ancillary Facilities. Thomas hereby covenants and agrees, at the Surviving Corporation's cost and expense, to use commercially reasonable efforts to obtain, as soon as commercially practicable but in no event later than two (2) years from the Closing Date, issuance to the Surviving Corporation of permanent certificates of occupancy for the Main Facility and all of the Ancillary Facilities by the applicable governmental authority, including undertaking and completing any improvements or modifications required to the Main Facility or to any of the Ancillary Facilities to the extent necessary to so obtain a permanent certificate of occupancy. Thomas hereby represents and warrants that the cost of obtaining all such certificates of occupancy
(including without limitation the costs of any improvements or modifications required to the Main Facility or to any of the Ancillary Facilities to the extent necessary to so obtain same) shall not exceed $100,000 in the aggregate.

      4.10 Taxes. The Company has paid all taxes due, assessed and owed by it as reflected on its consolidated tax returns and has timely filed all federal, state, local and other tax returns which were required to be filed and which were due prior to the Closing Date, except for those taxes set forth on Schedule 4.10(a), which taxes have been properly accrued and reflected on the December 2003 Audit and will be reflected on the Closing Balance Sheet. All federal, state, local, and other taxes of the Company accruable since the filing of such returns have been properly accrued. No federal income tax returns for the Company have ever been audited by the Internal Revenue Service or any state or local taxing authority. No other proceedings or other actions which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the Company for any period for which returns have been filed, and to the Company's knowledge, no other examination by the Internal Revenue Service or any other taxing authority affecting the Company is now pending or threatened. Except for those taxes set forth on Schedule 4.10(a), taxes which the Company was required by law to withhold or collect subsequent to the incorporation of the Company have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment and are so withheld, collected and paid over as of the date hereof. No waivers of statutes of limitations with respect to any tax returns of the Company, nor extensions of time for the assessment of any tax, have been given by any current employees of the Company. There are not, and there will not be, any liabilities for federal, state or local income, sales, use, excise or other taxes arising out of, or attributable to, or affecting the assets or the conduct of the business of the Company through the close of business on the Closing Date, or attributable to the conduct of the operations of the Company at any time for which Parent or the Surviving Corporation may have any liability for payment or otherwise, except for those taxes set forth on
Schedule 4.10(a) and except for taxes applicable to the period January 1, 2004 through the Closing Date, which taxes have been properly accrued and will be reflected on the Closing Balance Sheet. After the Closing, there does not and will not exist by virtue of the transactions contemplated by this Agreement any liability for taxes which may be asserted by any taxing authority against the assets of the Company, or the operation of any of its businesses, and no lien or other encumbrance for taxes will attach to such assets or the operation of its businesses.

      4.11 Contracts, Other Agreements. Attached hereto as Schedule 4.11 is a true and complete list of each material contract, agreement and other instrument to which the Company is a party, including, but not limited to, all bank and financing documents. At Parent's request, the Company shall deliver to Parent a true and complete copy of any such contract, agreement or instrument. All of the contracts, agreements, and instruments described in Schedule 4.11 hereto are valid and binding upon the Company and the other parties thereto and are in full force and effect, and neither the Company, nor to the best of the Company's or Thomas' knowledge, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default in any respect under, the material terms thereof.

      4.12 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement by the Company.

      4.13 Lack of Defaults; Compliance with Law. No default has occurred or exists in performance of any obligation, covenant or condition contained in any note, debenture, mortgage or other contract or agreement of any nature or kind to which the Company or Thomas is a party, nor has any default occurred, nor does any default exist, with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which the Company or Thomas is a party. The Company and Thomas know of no violation of any law, ordinance, governmental rule or regulation to which the Company or Thomas is subject, nor has the Company or Thomas failed to obtain any licenses, permits, franchises or other governmental authorizations necessary for the ownership of their properties, or to the conduct of their business, or for the legal sale of their products. The Company has conducted and will conduct its businesses and operations in substantial compliance with all federal, state, county and municipal laws, statutes, ordinances and regulations, including without limitation the rules, regulations and requirements of (i) the Federal Trade Commission (including all such rules, regulations and requirements relating to truth in advertising), (ii) the U.S. Food and Drug Administration,
(iii) the U.S. Department of Agriculture, and (iv) the U.S. Occupational Safety and Health Administration.

      4.14 Employees and Employee Benefit Plans.

            (a) Attached hereto as Schedule 4.14(a) is a list of each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or program, arrangement, agreement or other understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company contributes or is a party or is bound, or under which it may have liability, and under which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit (the foregoing herein referred to as the "Employee Benefit Plans"). The Company has delivered to Parent true, correct and complete copies of all Employee Benefit Plans, and the Company has complied in all material aspects with any and all obligations required of it under the terms of any plan listed on Schedule 4.14(a).

            (b) Attached hereto as Schedule 4.14(b) are the names, citizenship, immigration status (with respect to any non-U.S. citizen), and current rate of compensation of all salaried and hourly paid employees employed by the Company as of the date hereof, with all key employees being so designated.

      4.15 Insurance; Bonds. Attached hereto as Schedule 4.15 is a complete and correct list and description of all of the policies of liability, property, workers' compensation and other forms of insurance or bonds carried by the Company for the benefit of or in connection with its assets and businesses. All of such policies or bonds are in full force and effect and there are no overdue premiums or other payments due on such policies or bonds and the Company has not received any notice of cancellation or termination of any of said policies or bonds. Neither Thomas nor the Company have knowledge of any change or proposed change to any of the rates set forth in the policies or bonds listed on Schedule
4.15 other than as set out therein. Thomas hereby represents and warrants that the failure to have duly issued certificates of occupancy for the Main Facility and the Ancillary Facilities shall not adversely affect any property or liability insurance coverages applicable to the Main Facility or any of the Ancillary Facilities.

      4.16 Labor and Employment Matters. None of the employees of the Company are covered by a collective bargaining agreement, and no collective bargaining efforts with respect to any of the employees of the Company are pending or, to the knowledge of the Company or Thomas, threatened. No labor dispute, strike, work stoppage, employee collective action or labor relations problem of any kind is pending or, to the knowledge of the Company or Thomas, is threatened. The Company has complied in all material respects with the reporting and withholding provisions of the Code and the Federal Insurance Contribution Act and all similar state and local laws, and with the federal, state, and local laws, ordinances, rules and regulations with respect to employment and employment practices, terms and conditions of employment and of the workplace, wages and hours and equal employment opportunity.

      4.17 Brokers and Finders. Except as set forth on Schedule 4.17, neither Thomas nor the Company has incurred or become liable for any commission, fee or other similar payment to any broker, finder, agent or other intermediary in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby. Thomas agrees to be responsible for paying all broker fees, commissions or other compensation incurred by the Company as a result of this transaction.

      4.18 Accounts Receivable.

            (a) All accounts receivable of the Company shown on the Financial Statements and the February 28, 2005 Financial Statements reflect or will reflect, as the case may be, actual transactions, have or will have, as the case may be, arisen in the ordinary course of business, and have been collected or are now or will be, as the case may be, in the process of collection without recourse to any judicial proceedings in the ordinary course of business in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Financial Statements and the February 28, 2005 Financial Statements.

            (b) The Company has no knowledge as to any of the accounts receivable of the Company being subject to any lien or claim of offset, set off or counterclaim not provided for by the Company's allowance for doubtful accounts as of the Closing Date.

      4.19 Conflicts of Interests. Except as set forth on Schedule 4.19(a), no officer, director or stockholder of the Company was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor or licensee of any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Company and the Company has no commitments or obligations as a result of any such transactions prior to the date hereof. Except as set forth on Schedule 4.19(b), and except for directly or indirectly holding less than five percent (5%) of the outstanding shares of
stock  in  a  company  which  is  publicly   traded,   none  of  such  officers,
stockholders, or directors own or have owned, directly or indirectly, individually or collectively, an interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

      4.20 Environmental Compliance. Schedule 4.20 sets forth all government agencies which substantially regulate the business of the Company under Environmental, Health and Safety laws. The Company has complied in all material respects with all applicable federal, state and local Environmental Health and Safety Laws with respect to its premises and its operations and have kept its premises free and clear of any liens and charges imposed pursuant to such laws. The Company has not received any notice that any facts or conditions exist which would give rise to any violation, claim, charge, penalty or liability relating to any applicable Environmental Health and Safety Laws of any governmental body or agency having jurisdiction over the premises. Attached hereto as a part of
Schedule 4.20 are true and complete copies of all environmental reports prepared by third parties with respect to the Main Facility or any of the Ancillary Facilities within the five (5) years preceding the date of this Agreement, and neither the Company nor Thomas has any knowledge of any facts, circumstances or occurrences materially different from those disclosed in or the findings of such reports.

      4.21 Ownership of the Stock. Thomas represents and warrants that he owns all of the Stock beneficially and of record, free and clear of all liens, restrictions, encumbrances, charges, and adverse claims and the Stock to be purchased hereunder constitutes one hundred percent (100%) of issued and outstanding stock of the Company. Thomas further represents and warrants that there is no stockholders agreement or other agreement between or among him, the Company or any other former stockholder, which would in any way affect, or give any stockholder or former stockholder of the Company any rights with respect to, the Stock or which would in any way affect the transaction contemplated by this Agreement.

      4.22 [Intentionally omitted.]

      4.23 Approval of Merger; Related Matters. Thomas represents and warrants that he, in his capacity as a shareholder of the Company, (a) approves of and consents to the Merger as set forth in this Agreement, (b) waives any notice of a shareholder's meeting or similar corporate formality in connection with the approval of the transactions described herein, including, without limitation, the Merger, (c) waives any rights to protest or object to the Merger or to the exercise of any statutory remedy of appraisal as to the Stock owned by him as provided in the FGCL, and (d) has received a copy of resolutions approving the Merger in accordance with the FGCL. Thomas represents and warrants that he owes no amounts to the Company pursuant to any promissory note issued by him or otherwise.

      4.24 Withholding. Each of Thomas and the Company represents and warrants that neither the Company nor Thomas is a foreign person or entity, nor does the Company or Thomas have other status, such that Parent would be required to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Stock any amounts under the Code, or any provision of state, local or foreign tax law.

                                    SECTION 5

                     REPRESENTATIONS, WARRANTIES AND CERTAIN

                       COVENANTS OF PARENT AND SUBSIDIARY

      As a material inducement to induce Thomas to consummate the Merger under this Agreement, Parent and Subsidiary represent and warrant that each of the matters set forth in this Section 5 are true and correct as of the date hereof, and acknowledge that Thomas' entry into this Agreement and the performance of his obligations hereunder are made in reliance upon the completeness and accuracy of each of the matters set forth herein. The representations and warranties being made by Parent and Subsidiary shall survive as set forth in
Section 12.11 herein.

         5.1 Organization, Qualifications and Corporate Power. Each of Parent and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Subsidiary is duly qualified as a foreign corporation in each jurisdiction in which qualification is required. Each of Parent and Subsidiary has the corporate power and authority to own and hold its properties and to conduct its businesses as currently conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement and all other agreements and instruments related hereto or contemplated hereby to which Parent and Subsidiary, respectively, is a signatory.

      5.2 Authorization, etc. The execution, delivery and performance of this Agreement and any other instruments or documents required to be executed and delivered hereby, and the purchase of the Stock contemplated hereby, have been authorized by all requisite corporate action and will not (a) violate any applicable provision of law, any order, writ, injunction, decree, judgment, or ruling of any court or other agency of government, the Articles of Incorporation or Bylaws of Parent or Subsidiary, or violate any provision of any indenture, agreement, insurance policy, bond or other instrument by which Parent or Subsidiary, or any of their properties or assets, are bound or affected, (b) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, insurance policy, bond, agreement or other instrument, (c) result in being declared void, voidable or without further binding effect any license, governmental permit or certification, employee plan, note, bond, mortgage, indenture, deed of trust, franchise, lease, contract, agreement, or other instrument or commitment or obligation to which Parent or Subsidiary is a party, or by which Parent or Subsidiary, or any of their assets, may be bound, subject or affected, or (d) except as otherwise provided in this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever not arising in the ordinary course of business upon any of the properties or assets of Parent or Subsidiary.

      5.3 Absence of Changes. Except as listed in Schedule 5.3, since the time period covered by Form 10Q SB dated as of April 30, 2004 as filed with the U.S. Securities Exchange Commission, Parent has not:

            (a) Transferred, assigned, conveyed or liquidated any of its assets or entered into any transaction or incurred any liability or obligation which affects the assets or the conduct of its business, other than in the ordinary course of business;

            (b) Incurred any change that is materially adverse to the business, operations, or financial condition of Parent, taken as a whole, or become aware of any event which may result in any such material adverse change;

            (c) Suffered any material destruction, damage or loss relating to its assets or the conduct of its business whether or not covered by insurance;

            (d) Suffered, permitted or incurred other than in the ordinary course of business the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) whether or not contingent in nature, or claim upon any of its assets, except for any current year lien with respect to personal or real property taxes not yet due and payable:

            (e) Committed, suffered, permitted or incurred any default in any liability or obligation of Parent;

            (f) Made or agreed to any change in the terms of any contract or instrument to which it is a party;

            (g) Knowingly waived, canceled, sold or otherwise disposed of, other than in the ordinary course of business, for less than the face amount thereof, any claim or right relating to its assets or the conduct of its business, which it has against others;

            (h) Declared, promised or made any distribution from its assets or other payment from the assets to its shareholders (other than reasonable compensation for services actually rendered) or issued any additional shares or rights, options or calls with respect to its shares of capital stock, or redeemed, purchased or otherwise acquired any of its shares, or made any change whatsoever in its capital structure;

            (i) Paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid or agreed to pay any bonus or salary increase to its executive officers or directors, or made any increase in the pension, retirement or other benefits of its directors or executive officers other than in the ordinary course of business;

            (j) Committed, suffered, permitted, incurred or entered into any transaction or event other than in the normal course of business which would increase its liability for any prior taxable year;

            (k) Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business; or

            (l) Received any notices of, or has reason to believe, that any of its customers or clients have taken or contemplate any steps which could disrupt its business relationship with said customer or client or could result in the diminution in the value of the business of Parent as a going concern.

      5.4 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any federal, state, or other governmental agency or instrumentality, which has not been made or obtained prior to the execution of this Agreement by Parent or Subsidiary, is or will be necessary for the valid execution, delivery, and performance of this Agreement by Parent and Subsidiary.

      5.5 Brokers Fees. Parent and Subsidiary represent that there are no brokers, other than those set forth on Schedule 5.5, involved in this transaction on their behalf. Parent and Subsidiary shall pay all broker fees contractually obligated to be paid to those brokers set forth on Schedule 5.5.

      5.6 Authorized Shares of Stock. There exists sufficient authorized, but unissued, shares of Argan Stock necessary to enable Parent to satisfy any obligation of it to issue shares of Argan Stock pursuant to this Merger Agreement.

      5.7 Survival of Company. The operations of the Company on the Closing Date shall be accounted for separately from the other operations and businesses of Parent after the Closing, until the expiration of the period for which the February 28, 2005 Financial Statements will be prepared.

      5.8 No Section 338 Election. Neither Parent nor Subsidiary shall make any election under Section 338 of the Code with respect to any part of the transaction contemplated hereunder without the express written consent of Thomas.

      5.9 Taxes. Parent has paid all taxes due, assessed and owed by it as reflected on its consolidated tax returns, and has timely filed all federal, state, local and other tax returns which were required to be filed by it, and which were due since the Management Assumption Date (as hereinafter defined) and prior to the Closing Date. The Current Management Team (as hereinafter defined) has no knowledge that Parent failed to pay any taxes due, assessed and owed by it, or failed to timely file any federal, state, local or other tax returns which were required to be filed by it, and which were due prior to the Management Assumption Date. No federal income tax returns for Parent have been audited by the Internal Revenue Service or any state or local taxing authority since the Management Assumption Date, and the Current Management Team has no knowledge that any federal income tax returns for Parent were audited by the Internal Revenue Service or any state or local taxing authority prior to the Management Assumption Date. No other proceedings or other actions which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from Parent for any period for which returns have been filed, and to the Current Management Team's knowledge, no other examination by the Internal Revenue Service or any other taxing authority affecting Parent is now pending or threatened. Taxes which Parent was required by law to withhold or collect subsequent to the Management Assumption Date have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by Parent for such payment and are so withheld, collected and paid over as of the date hereof. No waivers of statutes of limitation with respect to any tax returns of Parent, nor extensions of time for the assessment of any tax, have been given by any current employees of Parent. For purposes of this Section 5.9, the "Management Assumption Date" shall mean April 29, 2003, being the date that the Current Management Team assumed management responsibilities of Parent; and the "Current Management Team" shall mean Rainer Bosselmann, Arthur Trudel and Haywood Miller.

      5.10  Employees and Employee  Benefit Plans.  Attached  hereto as Schedule
5.10 is a list of each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or program, arrangement, agreement or other understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, to which Parent contributes or is a party or is bound, or under which it may have liability, and under which employees or former employees of Parent (or their beneficiaries) are eligible to participate or derive a benefit (the foregoing herein referred to as the "Parent Employee Benefit Plans"). Parent has delivered to Thomas true, correct and complete copies of all Parent Employee Benefit Plans, or summaries thereof, and Parent has complied in all material aspects with any and all obligations required of it under the terms of any plan listed on Schedule 5.10.

      5.11 Releasing Thomas From Personal Guaranties. Parent hereby covenants and agrees to use commercially reasonable efforts to obtain releases of personal guaranties made by Thomas with respect to (i) the Master Lease Agreement dated November 26, 2003 by and between the Company, as lessee, and Key Equipment Finance, as lessor, as personally guaranteed by Thomas on schedules thereto dated December 2, 2003 and March 22, 2004, respectively, (ii) the Master Lease Agreement dated April 10, 2001 by and between the Company, as lessee, and First Union Commercial Corporation, as lessor, as personally guaranteed by Thomas on schedules thereto dated April 10, 2001, and (iii) the Master Lease Agreement dated March 27, 2002 by and between the Company, as lessee, and First Union Commercial Corporation, as lessor, as personally guaranteed by Thomas on a schedule thereto dated March 27, 2002 (together, the "Guaranteed Equipment Leases"). Parent and Surviving Corporation hereby agree that they will not, without Thomas' prior written consent, modify or amend any of the Guaranteed Equipment Leases in any manner that would increase or extend Thomas' guarantee obligations thereunder.

                                    SECTION 6

                        CONDITIONS TO CLOSING FOR PARENT

      Parent's obligation to consummate the Merger under this Agreement shall be subject to fulfillment of all of the following conditions on or prior to the Closing, any of which may be waived in writing by Parent.

      6.1 Performance of Agreements. The Company shall have performed all agreements contained herein and required to be performed by it prior to or at the Closing and all of the representations and warranties made by it and Thomas in this Agreement shall be true and correct as of the Closing Date.

      6.2 Lack of Material Liabilities. The Company shall not have incurred any material liability, direct or contingent (as that term is ordinarily used), other than in the ordinary course of its business, not reflected on the most recent internally generated financial statements of the Company for the six (6) month period ending as of June 30, 2004.

      6.3 Financial Statements. Parent shall have received the Financial Statements other than the Closing Balance Sheet. Parent also shall have received the internally generated consolidated financial statements of the Company for the three (3) month periods ending as of March 31, 2003, June 30, 2003, September 30, 2003, December 30, 2003, and June 30, 2004, including appropriate adjustments of balance sheet reserves for accounts receivable and tax accruals, and to properly value inventory, to appropriate operating levels, as reviewed by the Company's Regular CPA, and accepted by the accounting firm of Ernst & Young, or such other accounting firm designated by Parent.

      6.4 [Intentionally omitted.]

      6.5 [Intentionally omitted.]

      6.6 Employment Agreement. Thomas and the Company shall have executed that certain Employment Agreement, a copy of which is attached hereto as Exhibit 6.6 (the "Thomas Employment Agreement").

      6.7 Opinion of Counsel. Parent shall have received an opinion of counsel from the attorneys for the Company, dated as of the Closing Date, in form and substance acceptable to Parent and its counsel.

      6.8 Compliance Certificate. The Company shall have delivered to Parent a certificate executed by its Chief Executive Officer, dated as of the Closing Date, certifying the fulfillment of the conditions specified in this Section 6 and the accuracy of the representations and warranties contained in Section 4 hereof, in form and substance acceptable to Parent and its counsel..

      6.9 [Intentionally omitted.]

      6.10 [Intentionally omitted.]

      6.11 [Intentionally omitted.]

      6.12 Release from Thomas; Payment of Amounts Owed by Thomas. Thomas shall execute and deliver to Parent, in a form satisfactory to Parent's counsel, a release of any claim that he may have against the Company for the repayment of any loan, claim for unpaid compensation, claim for indemnification, claim for management fee, or otherwise. It is understood and agreed that the full amount of all outstanding loans from Thomas to the Company, the full outstanding balance of which be not greater than $507,514 as of the Closing Date, shall be paid by Parent in full at Closing. All amounts due to the Company from Thomas or any other former stockholder of the Company shall have been paid in full.

      6.13 Corporate Documents. Parent shall have received copies of the following documents:

            (a) a certificate of the Chief Executive Officer of the Company dated the Closing Date and certifying (i) that attached thereto is a true and complete copy of the Articles of Incorporation and Bylaws of the Company as in effect on the date of such certification; and (ii) that attached thereto are true and complete copies of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and

            (b) such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent may reasonably request.

      All such documents described in (a) and (b) shall be satisfactory in form and substance to Parent and its counsel. 6.14 Corporate Filings. The
Certificates of Merger shall be filed with the appropriate governmental agencies.

      6.15 Trustee of Plans. The Surviving Corporation shall at Closing cause a successor trustee to be appointed, if necessary, for the Company's 401(k), pension, profit-sharing or other retirement or employee benefit plans.

      6.16 Assignment and Assumption of Real Property Leases. Naples Hawaii, LLC, as landlord, the Company, as tenant, and Subsidiary, as assignee, shall enter into an Assignment and Assumption of Lease, in form and substance acceptable to Parent and its counsel, pursuant to which all of the Company's right, title and interest in and to the Main Facility Lease shall be assigned to and assumed by Subsidiary (the "Main Facility Lease Assignment"). In addition, each of the landlords under the Ancillary Facilities Leases (other than the landlord under the 4344 Lease), the Company, as tenant, and Subsidiary, as assignee, shall enter into assignments and assumptions of leases, in form and substance acceptable to Parent and its counsel, pursuant to which all of the Company's right, title and interest in and to each of the Ancillary Facilities Leases (other than the 4344 Lease, which is on a month to month basis and which the Company intends to vacate) shall be assigned to and assumed by Subsidiary.

      6.17 Assignment and Assumption of Equipment Leases. The Company, as lessee/assignor, and Subsidiary, as assignee, shall enter into those Assignments and Assumptions of Equipment Leases, in form and substance acceptable to Parent and its counsel, pursuant to which all of the Company's right, title and interest in and to said equipment leases listed on Schedule 4.9(a) shall be assigned to and assumed by Subsidiary (the "Equipment Lease Assignments"). Thomas shall reasonably cooperate with Parent and Subsidiary to obtain consents to the Equipment Lease Assignments from the respective equipment lessors identified therein.

      6.18 Supply Agreement. Subsidiary and Vitarich Farms shall enter into the Supply Agreement.

      6.19 Registration Rights Agreement. Parent and Thomas shall enter into the Registration Rights Agreement.

      6.20 Cancellation of David Agreement. The Understanding of Marketing Agreement with Gerry David dated January 22, 2003 referenced in Schedule 4.11 hereto shall be cancelled as of the Closing Date.

                                    SECTION 7

                CONDITIONS TO CLOSING FOR THE COMPANY AND THOMAS

      The Company's and Thomas' obligation to consummate the Merger under this Agreement shall be subject to fulfillment of all of the following conditions on or prior to the Closing, any of which may be waived in writing by the Company and Thomas.

      7.1 Performance of Agreements. Parent and Subsidiary shall have performed all agreements contained herein and required to be performed by them prior to or at the Closing and all of the representations and warranties made by them in this Agreement shall be true and correct as of the Closing Date.

      7.2 Lack of Material Liabilities. Except as listed in Schedule 5.3, Parent shall not have incurred any material liability, direct or contingent (as that term is ordinarily used), other than in the ordinary course of its business, not reflected on Form 10Q SB dated as of April 30, 2004 as filed with the U.S. Securities Exchange Commission.

      7.3 Employment Agreement. Thomas and the Company shall have executed the Thomas Employment Agreement.

      7.4 Opinion of Counsel. Thomas shall have received an opinion of counsel from the attorneys for Parent, dated as of the Closing Date, in form and substance acceptable to Thomas and his counsel.

      7.5 Compliance Certificate. Parent shall have delivered to Thomas a certificate executed by its Executive Vice President, dated as of the Closing Date, certifying the fulfillment of the conditions specified in this Section 7 and the accuracy of the representations and warranties contained in Section 5 hereof, in form and substance acceptable to Thomas and his counsel..

      7.6 Employee Stock Options. Parent resolves to take any and all actions necessary to grant up to 25,000 qualified or unqualified stock options to the employees listed, and in the amounts designated, in Schedule 7.6. All such stock options shall be granted at the first regularly scheduled meeting of the board of directors of Parent after Closing, with the strike price of such options being the market price of the Argan Stock as of the date of the grant, but not less than $7.75 per share.

      7.7 Corporate Documents. Thomas shall have received copies of the following documents:

            (a) a certificate of the Executive Vice President of Parent dated the Closing Date and certifying that attached thereto are true and complete copies of (i) the Articles of Incorporation and Bylaws of Parent and Subsidiary as in effect on the date of such certification; and (ii) resolutions adopted by the Board of Directors of Parent and Subsidiary authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and

            (b) such additional supporting documents and other information with respect to the operations and affairs of Parent as Thomas may reasonably request.

      All such documents described in (a) and (b) shall be satisfactory in form and substance to Parent and its counsel.

      7.8 Corporate Filings. The Certificates of Merger shall be filed with the appropriate governmental agencies.

      7.9 Assignment and Assumption of Real Property Leases. Naples Hawaii, LLC, as landlord, the Company, as tenant, and Subsidiary, as assignee, shall enter into the Main Facility Lease Assignment. In addition, each of the landlords under the Ancillary Facilities Leases (other than the landlord under the 4344 Lease), the Company, as tenant, and Subsidiary, as assignee, shall enter into assignments and assumptions of leases substantially similar to the Main Facility Lease Assignment, pursuant to which all of the Company's right, title and interest in and to each of the Ancillary Facilities Leases (other than the 4344 Lease, which is on a month to month basis and which the Company intends to vacate) shall be assigned to and assumed by Subsidiary.

      7.10 Assignment and Assumption of Equipment Leases. The Company, as lessee/assignor, and Subsidiary, as assignee, shall enter into the Equipment Lease Assignments. Thomas shall reasonably cooperate with Parent and Subsidiary to obtain consents to the Equipment Lease Assignments from the respective equipment lessors identified therein.

      7.11 Supply Agreement. Subsidiary and Vitarich Farms shall enter into the Supply Agreement.

      7.12 Registration Rights Agreement. Parent and Thomas shall enter into the Registration Rights Agreement.

                                    SECTION 8

                              RESTRICTIVE COVENANTS

      8.1 Covenant Not to Compete. Except as authorized by Subsidiary and Parent or by the terms of this Agreement, at all times during the period of five (5) years from the date of Closing (the "Restrictive Period"), Thomas shall not, directly or indirectly, alone or with others, engage in any competition with, or have any financial or ownership interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, manager, member, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the business of the Company or the Surviving Corporation; provided that such provision shall not apply to Thomas' ownership of Argan Stock or the acquisition by Thomas, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Thomas does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than 2% of any class of capital stock or other indicia of ownership of such issuer.

      8.2 Confidentiality. Thomas shall not divulge, communicate, use to the detriment of the Company, the Surviving Corporation or Parent, or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company, the Surviving Corporation or Parent. Any Confidential Information or data now or hereafter acquired by Thomas with respect to the business of the Company, the Surviving Corporation or Parent (which shall include, but not be limited to, information concerning the Company's, the Surviving Corporation's or Parent's financial condition, prospects, technology (including Business Property Rights), personnel information, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company, the Surviving Corporation or Parent, as the case may be, that is received by Thomas in confidence and as a fiduciary, and Thomas shall remain a fiduciary to the Surviving Corporation and Parent with respect to all of such information. For purposes of this Agreement, "Confidential Information" means all trade secrets and information disclosed to Thomas or known by Thomas as a consequence of or through the unique position of his employment with the Company or the Surviving Corporation (including information conceived, originated, discovered or developed by Thomas and information acquired by the Company or the Surviving Corporation from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by Thomas), about the Company, the Surviving Corporation, Parent or their respective businesses. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Thomas from disclosing Confidential Information as required to perform his duties under the Thomas Employment Agreement or to the extent required by law.

      8.3 Non-Solicitation. At all times during the Restrictive Period, Thomas shall not, directly or indirectly, for himself or for any other person, firm, corporation, company, partnership, association, venture or business or any other person or entity: (a) solicit for employment, employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, the Surviving Corporation or Parent; and/or (b) call on or solicit any of the actual or targeted prospective customers or clients, or any actual distributors or suppliers, of the Company, the Surviving Corporation or Parent on behalf of himself or on behalf of any person or entity in connection with any business that competes with the business of the Company or the Surviving Corporation, nor shall Thomas make known the names or addresses or other contact information of such actual or prospective customers or clients, or any such actual distributors or suppliers, or any information relating in any manner to the Company's or the Surviving Corporation's trade or business relationships with such actual or prospective customers or clients, or any such actual distributors or suppliers, other than in connection with the performance of Thomas's duties under the Thomas Employment Agreement.

      8.4 Acknowledgment by Thomas. Thomas acknowledges and confirms that the restrictive covenants contained in this Article 8 (including without limitation the length of the term of the provisions of this Article 8) are reasonably necessary to protect the legitimate business interests of the Company, the Surviving Corporation and Parent and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Thomas further acknowledges that the restrictions contained in this Article 8 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Surviving Corporation, Parent and their respective successors and assigns. Thomas expressly agrees that upon any breach or violation of the provisions of this Article 8, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to: (a) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section
8.7 hereof; and (b) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company, the Surviving Corporation or Parent or their respective affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Article 8.

      8.5 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 8 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 8 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

      8.6 Extension of Time. If Thomas shall be in violation of any provision of this Article 8, then each time limitation set forth in this Article 8 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Surviving Corporation or Parent seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 8 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by Thomas.

      8.7 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by Thomas of any of the covenants contained in Article 8 of this Agreement will cause irreparable harm and damage to the Company, the Surviving Corporation or Parent, as the case may be, the monetary amount of which may be virtually impossible to ascertain. As a result, Thomas recognizes and hereby acknowledges that the Company, the Surviving Corporation or Parent shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 8 of this Agreement by Thomas or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company, the Surviving Corporation or Parent may possess.

      8.8 Survival. The provisions of this Article 8 shall survive the Closing.

                                    SECTION 9

                            INDEMNIFICATION BY THOMAS

      Thomas shall indemnify, defend (with counsel acceptable to the indemnified party) and hold harmless Parent, Subsidiary, the Surviving Corporation and each of their respective subsidiaries and affiliates, and their respective directors, officers, shareholders, members, agents, employees, representatives, successors and assigns (each in its capacity as an indemnified party, a "Buyer Indemnitee") from and against and in respect to the following (in addition to any losses otherwise specifically indemnified against in this Agreement):

      9.1 Indemnification by Thomas.

            (a) Breach. Subject to the provisions of this Section 9 and except as otherwise more specifically set forth herein, Thomas hereby covenants and agrees to indemnify, defend, protect, and hold harmless each Buyer Indemnitee at all times from and after the date of this Agreement from and against all Adverse Consequences incurred by such Buyer Indemnitee (i) as a result of or incident to any material breach of any representation or warranty of the Company or Thomas set forth in Section 4 of this Agreement, (ii) as a result of or incident to any material breach or nonfulfillment by the Company or Thomas of, or any noncompliance by the Company or Thomas with, any covenant, agreement, or obligation contained herein or in any certificate delivered in connection herewith, (iii) resulting directly from the material inaccuracy of any list, certificate or other instrument delivered by or on behalf of Thomas or the Company in connection herewith, or (iv) for any liability of the Company, or of Parent or Subsidiary, under the Manley Stock Purchase Agreement.

            (b)  Environmental  Indemnification.  Thomas  hereby  covenants  and agrees to indemnify and defend each Buyer Indemnitee and hold each Buyer Indemnitee harmless from and against any and all damages, losses, liabilities, costs and expenses of removal, relocation, elimination, remediation or encapsulation of any Hazardous Materials, obligations, penalties, fines, impositions, fees, levies, lien removal or bonding costs, claims, actions, causes of action, injuries, administrative orders, consent agreements and orders, litigation, demands, defenses, judgments, suits, proceedings, disbursements or expenses (including without limitation, attorney's and experts' reasonable fees and disbursements) of any kind and nature whatsoever resulting from the operation of the Company's business as of the Closing Date: (i) which
(x) is imposed upon, or incurred by, a Buyer Indemnitee by reason of, relating to or arising out of the violation by the Company prior to the Closing of any Environmental, Health, and Safety Laws, (y) arises out of the discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Hazardous Materials, on or from the Main Facility, the Ancillary Facilities or any other facilities used by the Company as of the Closing Date, or (z) arises out of the use, specification, or inclusion of any product, material or process containing Hazardous Materials, or the failure to detect the existence or proportion of Hazardous Materials in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any Hazardous Materials source as of the Closing Date or the replacement or removal of any soil, water, surface water, or groundwater containing Hazardous Materials; and/or (ii) is imposed upon, or incurred by, a Buyer Indemnitee by reason of or relating to any material breach, act, omission or misrepresentation contained in Section 4.20.

            (c) Tax Matters. Thomas shall indemnify, defend and hold harmless each Buyer Indemnitee from and against all Adverse Consequences incurred by any Buyer Indemnitee as a result of or incident to any Income Taxes or other Taxes imposed on any Buyer Indemnitee or for which any Buyer Indemnitee may otherwise be liable by law or regulation (including, without limitation, the provisions of Treasury Regulation Section 1.1502-6) or contract, for any taxable year or period that ends on or before the Closing Date or resulting in any way from this transaction.

                  (i) The Company shall furnish to Parent copies of the federal, state, and local tax returns of the Company for the period ending on the Closing Date and shall obtain the consent of Parent before filing such returns, which consent shall not be unreasonably withheld.

                  (ii) Except as otherwise provided in this Agreement, Parent shall have the sole right to represent the interests of any Buyer Indemnitee in any tax audit or administrative or court proceeding relating to any taxable period, including without limitation taxable periods ending on or before the Closing Date, and to compromise, settle, or contest any tax claims in connection therewith in its sole discretion, provided that Parent shall provide Thomas with written notice of its intent to exercise its rights hereunder. Thomas shall have the right, at his expense, to join Parent in any such defense.

            (d) Broker Fee. Thomas hereby covenants and agrees to indemnify each Buyer Indemnitee from any claim made by a broker, finder, agent or other intermediary against any Buyer Indemnitee or the Company after Closing in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, except for those claims made against Parent or Subsidiary pursuant to Section 5.5 hereof.

            (e) Set-Off. Except as otherwise provided in this Agreement, Parent shall be entitled to set-off Thomas' liability to Parent for indemnification under this Section 9, or Thomas' liability under any other paragraph of this Agreement, after any dispute regarding such liability has been resolved in writing and executed by all parties or a final judgment by a court of competent jurisdiction or order of an appropriate arbitration panel, by crediting the amount of liability against any Additional Consideration payable pursuant to
Section 2.4 of this Agreement; any such offset to be applied first against cash and then against stock. Notwithstanding anything to the contrary contained in this Agreement, in the event that Parent claims a right to set-off pursuant to this Section 9.1(e), and notifies Thomas of such claim in writing prior to the date that any Additional Consideration otherwise would be payable pursuant to
Section 2.4, then Parent's obligation to pay Thomas any Additional Consideration, up to the amount of set-off claimed by Parent, shall be tolled pending resolution of the dispute as set forth in this Section 9.1(e).

            (f) Costs and Expenses. Except as otherwise provided in this Agreement, all amounts indemnified pursuant to this Section 9 shall include all reasonable costs and expenses of the Buyer Indemnitee, including, but not limited to, the reasonable costs of any actions, reasonable attorneys' fees, and other reasonable expenses necessary to enforce the rights granted hereunder.

            (g) Termination of Thomas's Obligations. Thomas's obligations to indemnify any Buyer Indemnitee, or to contribute to any party indemnifying any Buyer Indemnitee, pursuant to this Section 9, shall expire two (2) years from the Closing Date, except as to those involving (i) environmental matters, which obligations shall expire three (3) years from the Closing Date, (ii) tax matters, which obligations shall expire sixty (60) days after the expiration date of the applicable statute of limitations for any such tax claim, and (iii) actual fraud or intentional non-disclosure, which shall not expire; provided, however, that if a claim is asserted prior to the expiration of any of such indemnification periods, then the obligation to indemnify or to contribute shall be extended until the final disposition or termination of such claim.

      9.2 No Circular Recovery. Thomas hereby agrees that he will not make any claim for indemnification against either Parent or Subsidiary by reason of the fact that Thomas was a director, officer, employee, agent or other representative of the Company or any of its subsidiaries (whether such claim is for Adverse Consequences of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any claim for indemnification brought by Parent, the Surviving Corporation, or their respective subsidiaries and affiliates, against Thomas.

      9.3 Thomas's Indemnification Threshold; Cap. Notwithstanding anything in this Agreement to the contrary, (a) Thomas shall not have any indemnification payment obligations hereunder unless and until all Adverse Consequences suffered or incurred by any or all of the Buyer Indemnities resulting from any untrue representation, breach of warranty, nonfulfillment of any covenants, or other indemnified matter exceed Thomas's Indemnification Threshold (as defined hereinafter), at which point all amounts to be paid hereunder (including amounts under the threshold) shall be due and owing; and (b) the maximum aggregate liability of Thomas to the Buyer Indemnitees under this Agreement shall be an amount equal to the Merger Consideration. For purposes of this Section 9.3, "Thomas's Indemnification Threshold" shall mean One Hundred Thousand Dollars ($100,000) in the aggregate, less the amount of any costs incurred by the Surviving Corporation to obtain permanent certificates of occupancy for the Main Facility and all of the Ancillary Facilities (including without limitation the costs of any improvements or modifications required to the extent necessary to so obtain same) pursuant to Section 4.9(c) above. The foregoing limitations shall not apply to indemnification obligations arising from (i) fraudulent or willful misrepresentations or intentional non-disclosure, (ii) any liability of the Company, or of Parent or Subsidiary, under the Manley Stock Purchase Agreement.

                                   SECTION 10

                            INDEMNIFICATION BY PARENT

      Parent shall indemnify, defend (with counsel acceptable to Thomas) and hold harmless Thomas from and against and in respect to the following (in addition to any losses otherwise specifically indemnified against in this Agreement):

      10.1 Indemnification by Parent. Subject to the provisions of this Section 10 and except as otherwise more specifically set forth herein, Parent hereby covenants and agrees to indemnify, defend, protect, and hold harmless Thomas at all times from and after the date of this Agreement from and against all Adverse Consequences incurred by Thomas (a) as a result of or incident to any material breach of any representation or warranty of Parent set forth in Section 5 of this Agreement, (b) as a result of or incident to any material breach or nonfulfillment by Parent, or any noncompliance by Parent with, any covenant, agreement, or obligation contained herein or in any certificate delivered in connection herewith, or (c) resulting directly from the material inaccuracy of any list, certificate or other instrument delivered by or on behalf of Parent in connection herewith.

      10.2 Broker Fee. Parent hereby covenants and agrees to indemnify Thomas from any claim made by a broker, finder, agent or other intermediary against Thomas after Closing in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, except for those claims made against Thomas, the Company or the Surviving Corporation pursuant to Section 4.17 hereof.

      10.3 Costs and Expenses. Except as otherwise provided in this Agreement, all amounts indemnified pursuant to this Section 10 shall include all reasonable costs and expenses of Thomas, including, but not limited to, the reasonable costs of any actions, reasonable attorneys' fees, and other reasonable expenses necessary to enforce the rights granted hereunder.

      10.4 Termination of Parent's Obligations. Except with respect to the indemnification obligations set forth in Section 10.6 below, Parent's obligations to indemnify Thomas pursuant to this Section 10 shall expire two (2) years from the Closing Date, except as to those involving actual fraud or intentional non-disclosure, which shall not expire; provided, however, that if a claim is asserted prior to the expiration of any of such indemnification period, then the obligation to indemnify or to contribute shall be extended until the final disposition or termination of such claim.

      10.5 Parent's Indemnification Threshold; Cap. Notwithstanding anything in this Agreement to the contrary, except with respect to the indemnification obligations set forth in Section 10.6 below, (a) Parent shall not have any indemnification payment obligations hereunder unless and until all Adverse Consequences suffered or incurred by Thomas resulting from any untrue representation, breach of warranty, nonfulfillment of any covenants, or other indemnified matter exceed One Hundred Thousand Dollars ($100,000) in the aggregate ("Parent's Indemnification Threshold"), at which point all amounts to be paid hereunder (including amounts under the $100,000 threshold) shall be due and owing; and (b) the maximum aggregate liability of Parent to Thomas under this Agreement shall be an amount equal to the Merger Consideration. The foregoing limitations shall not apply to indemnification obligations arising from fraudulent or willful misrepresentations or intentional non-disclosure.

      10.6 Indemnification for Personal Guaranties by Thomas. Parent hereby covenants and agrees to indemnify, defend and hold harmless Thomas from and against any loss, liability, claim, damage or expense suffered or incurred by or made against Thomas after Closing as a result of Parent's and/or the Surviving Corporation's failure to perform its obligations with respect to any of the Guaranteed Equipment Leases.

                                   SECTION 11

                            [Intentionally omitted.]

                                   SECTION 12

                                  MISCELLANEOUS

      12.1 Costs. Each party shall pay its own expenses incident to the transaction contemplated hereby, including fees and expenses of their attorneys, accountants, appraisers or consultants, whether or not those transactions are consummated at Closing, subject to the indemnification provisions hereof.

      12.2 Attorneys Fees. If any party initiates any litigation against any other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

      12.3 Relationships to Other Agreements. In the event of a conflict between any of the provisions of this Agreement and any other agreement relating to this transaction between Thomas, the Company and Parent, the provisions of this Agreement shall control.

      12.4 Titles and Captions. All articles or section titles or captions in this Agreement are for convenience of reference and are not part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of provisions herein.

      12.5 Exhibits. The Exhibits and Schedules referred to herein are hereby made a part hereof.

      12.6 Applicable Law. This Agreement is to be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Delaware.

      12.7 Binding Effect and Assignment. This Agreement shall be binding to the benefit of the successors and assigns of the parties. Notwithstanding the foregoing, neither the Company nor Parent shall have any right to assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

      12.8 Notices. All notices, requests, instructions, or other documents required hereunder shall be deemed to have been given or made when delivered by registered or certified mail, return receipt requested, postage prepaid or by messenger or overnight delivery service to:

If the Company then:                       Vitarich Laboratories, Inc.
                                           4365 Arnold Avenue
                                           Naples, Florida  34104
                                           Attention:  Mr. Kevin J. Thomas


If Thomas then:                            Mr. Kevin J. Thomas
                                           c/o Vitarich Laboratories, Inc.
                                           4365 Arnold Avenue
                                           Naples, Florida 34104

With a copy of any such notice
to the Company or to Thomas to:            Greenberg Traurig, P.A.
                                           450 South Orange Avenue, Suite 650
                                           Orlando, Florida  32801
                                           Attention:  Jeffery A. Bahnsen, Esq.


If Parent then:                            Argan, Inc.
                                           One Church Street, Suite 302
                                           Rockville, Maryland  20850
                                           Attn:  Haywood Miller


If Subsidiary then:                        AGAX/VLI Acquisition Corporation
                                           c/o Argan, Inc.
                                           One Church Street, Suite 302
                                           Rockville, Maryland  20850
                                           Attn:  Haywood Miller

With a copy of any such notice to
Parent or Subsidiary to:                   David B. Law
                                           Curtin Law Roberson Dunigan
                                           & Salans, PC
                                           1900 M Street, N.W.
                                           Suite 600
                                           Washington, D.C.  20036



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

      Any party may from time to time give the others written notice of a change in the address to which notices are to be sent and of any successors in interest.

      12.9 Severability. Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof. If any provision shall be declared inapplicable or unenforceable, there shall be added automatically as part of this Agreement a provision as similar in terms to such inapplicable or unenforceable provision as may be possible and be legal, valid and enforceable.

      12.10 Acceptance or Approval. By accepting all or approving anything required to be observed, performed, or fulfilled, or to be given to Parent pursuant to this Agreement, including, but not limited to, any certificate, balance sheet, statement of profit or loss or other financial statement, or insurance policy, Parent shall not be deemed to have accepted or approved the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof as to third parties.

      12.11 Survival.

            (a) All covenants, representations, and warranties made by Thomas in this Agreement shall survive the Closing Date hereunder for the periods of indemnification applicable thereto as set forth in Section 9.1(g).

            (b) All covenants, representations, and warranties made by Parent in this Agreement shall survive the Closing Date hereunder for the periods of indemnification applicable thereto as set forth in Section 10.4.


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

      12.12 Entire Agreement. This Agreement, including all Exhibits and Schedules, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation, or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof and no amendments hereto shall be valid unless made in writing and signed by all parties hereto.

      12.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

      12.14 Securities Matters. By executing this Agreement, Parent acknowledges that: (a) Parent has been advised that the Stock has not been and will not have been registered under the Act or the applicable securities laws of any state, that Thomas in transferring such shares to Parent will be relying, if applicable, upon the exemption from such registration requirements contained in
Section 4(1) or 4(2) of the Act as a transaction by a person other than as issuer, underwriter or dealer and the applicable state exemption; (b) the Stock may be "restricted" as that term is used in Rule 144 under the Act as a consequence of which Parent may not be able to sell the shares unless such shares are first registered under the Act and any applicable state securities laws or unless an exemption from such registration is, in the opinion of counsel, available; (c) the Stock will be acquired by Parent for purposes other than a "distribution" as that term is used in Section 2(11) of the Act; and (d) Parent will execute, if Stockholders so request, an appropriate letter affirming that its intention with respect to the proposed acquisition of the Stock is that such acquisition be for investment purposes only and not with a view toward resale or distribution thereof.


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

      12.15 Preparation and Filing of SEC Documents. If and whenever, as a result of the transaction contemplated hereunder, Parent is under an obligation to provide financial information to, or prepare a filing of any kind with, the SEC, Thomas shall assist Parent in preparing any audited financial statements required by the SEC for this purpose. The cost of preparing any such financial statements shall be borne by Parent.

      12.16 Further Assurances. From time to time at or after the Closing, upon request, the parties each will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such actions as the other party reasonably may request in order to consummate, complete and carry out the purposes of the transactions contemplated hereby, including the execution and delivery of such instruments and agreements as may be reasonably necessary or advisable to fully effect the merger of the Company into the Subsidiary. In addition, Thomas and the Company agree to timely execute and deliver any documentation, and to take such other actions and satisfy such other conditions, as may be required or imposed by Parent's banks or other third-party lenders in connection with any existing or future debt of Parent necessary to carry-on the regular business operations of Parent and its affiliates and subsidiaries, including the Surviving Corporation.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the day and year first above written.

                                    ARGAN, INC.

                                    By:
                                       -----------------------------------------
                                    Name: _________________________

                                    Title: __________________________


                                    VITARICH LABORATORIES, INC.

                                    By:
                                       -----------------------------------------
                                        Kevin J. Thomas
                                        Chief Executive Officer

                                    --------------------------------------------
                                    KEVIN J. THOMAS


                                    AGAX/VLI ACQUISITION
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name: _________________________

                                    Title: __________________________


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